                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant / /

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         KIMBALL INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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

                          KIMBALL INTERNATIONAL, INC.
                               1600 ROYAL STREET
                             JASPER, INDIANA 47549
                                 (812) 482-1600

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHARE OWNERS

                          TO BE HELD OCTOBER 24, 1995

                               ------------------

To the Share Owners of KIMBALL INTERNATIONAL, INC.:

     The annual meeting of the Share Owners of KIMBALL INTERNATIONAL, INC., an Indiana corporation (the "Company"), will be held at the principal offices of the Company, 1600 Royal Street, Jasper, Indiana on Tuesday, October 24, 1995, at 9:30 A.M., Eastern Standard Time, for the following purposes:

     1. To elect eleven directors of the Company.

     2. To consider and transact such other business as may properly come before the meeting, or any adjournments thereof.

     The Board of Directors has fixed the close of business on August 23, 1995, for determining the Share Owners entitled to notice of and to vote at the meeting and any adjournments thereof. Only Share Owners of record at the close of business on that date will be entitled to vote. Holders of shares of the Company's Class A common stock are entitled to elect ten directors and to vote upon all other matters to be presented at the meeting. Holders of shares of the Company's Class B common stock are entitled to elect one director but are not otherwise entitled to vote.

     A form of proxy, being solicited on behalf of the Board of Directors, is enclosed along with a return envelope which requires no postage if mailed in the United States.

     Whether or not you plan to attend the meeting, we urge you to execute and return promptly the enclosed form of proxy. If you own both shares of Class A common stock and shares of Class B common stock, a separate form of proxy for each class should be returned. The proxy is revocable and will not affect your right to vote in person if you attend the meeting.

                                         By Order of the Board of Directors

                                              GARY P. CRITSER,
                                                 Secretary

September 12, 1995

            PLEASE EXECUTE AND DATE THE ACCOMPANYING PROXY AND MAIL
                                  IT PROMPTLY.

                          KIMBALL INTERNATIONAL, INC.
                               1600 ROYAL STREET
                             JASPER, INDIANA 47549
                                 (812) 482-1600

                               ------------------

                         ANNUAL MEETING OF SHARE OWNERS
                                OCTOBER 24, 1995

                               ------------------

                                PROXY STATEMENT

     This Proxy Statement is being mailed to Share Owners of KIMBALL INTERNATIONAL, INC. (the "Company") on or about September 12, 1995, and is furnished in connection with the Board of Directors' solicitation of proxies to be used at the annual meeting of Share Owners to be held October 24, 1995, at the time and place and for the purpose of considering and acting upon the matters specified in the Notice of Annual Meeting of Share Owners accompanying this Proxy Statement.

     Any Share Owner who executes and returns a proxy may revoke the same at any time prior to the voting thereof by either filing a written revocation with the secretary of the Company, submitting another duly executed proxy with a later date, requesting the return of the proxy from the secretary prior to the vote, or attending the meeting and voting in person.

     The entire cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of the Company without extra compensation. The Company will also reimburse brokerage houses, custodians, nominees and fiduciaries for actual expenses incurred in forwarding proxy material to beneficial owners.

     The Annual Report to Share Owners for the year ended June 30, 1995, accompanies this Proxy Statement.

                               VOTING INFORMATION

     Only Share Owners of record at the close of business on August 23, 1995, will be entitled to vote at the annual meeting. On that date, there were outstanding 7,319,896 shares of Class A common stock and 13,678,443 shares of Class B common stock. Each share of Class A common stock is entitled to one vote with respect to the election of ten directors and any other matters submitted to a vote at the meeting. Mr. Anthony P. Habig retired as an officer of the Company on December 31, 1994, and will retire as a director of the Company at the conclusion of his current term on October 24, 1995, after approximately 35 years of service to your Company. At this time there is no plan to replace Mr. Habig on the Board, and the total number of directors representing Class A Share Owners will be reduced from eleven to ten. Each share of Class B common stock is entitled to one vote with respect to the election of one director but otherwise is not entitled to vote.

     With a quorum present at the meeting, directors will be elected by the plurality of the votes cast by the shares entitled to vote in the election at the meeting. The presence of a quorum requires that a majority of outstanding shares be present at the meeting by proxy or in person. The holders of Class A common stock elect ten directors, and the holders of Class B common stock elect one director. Directors are elected by plurality vote, i.e., the nominees receiving the highest number of votes cast in each category will be elected. Accordingly, neither the non-voting of shares nor withholding authority to vote will affect the election of directors.

     All properly executed proxies received by the Board of Directors will be voted. In the absence of contrary direction, the Board of Directors proposes to vote the proxies FOR the election of each of the named nominees to the Board.

     Management knows of no other matter which may come up for action at the meeting. However, if any other matter properly comes before the meeting, the persons named in the proxy forms enclosed will vote in accordance with their judgment on such matter.

     Proposals which are desired to be presented at the 1996 annual meeting by Share Owners of record in respect of such a meeting must be received by the Company at its principal executive offices, 1600 Royal Street, Jasper, Indiana 47549, no later than May 15, 1996. Such proposals, however, must meet certain requirements of regulations of the Securities and Exchange Commission for inclusion in the Company's Proxy Statement.

                          SHARE OWNERSHIP INFORMATION

     Under regulations of the Securities and Exchange Commission, persons who have power to vote or dispose of shares of the Company, either alone or jointly with others, are deemed to be beneficial holders of such shares. Because the voting or dispositive power of certain shares listed in the following table is shared, the same securities in such cases are listed opposite more than one name in the table. The total number of shares of the Company listed in the table for the executive officers and directors shown, after elimination of such duplication, is 2,553,532 shares of Class A common stock (34.9% of the outstanding) and 1,900,315 shares of Class B common stock (13.9% of the outstanding).

     Set forth in the following table are the beneficial holdings as of August 15, 1995, of the Company's Class A common stock and Class B common stock on the basis described above of each person, including nominees for election as directors, known to the Company who may be deemed to own more than 5% of either class of the Company's outstanding shares, of all other nominees for election as directors, and of all directors and executive officers as a group:

                                                                     SHARES BENEFICIALLY OWNED(A)(B)
                                                                    ----------------------------------
                                                                       SOLE        SHARED
                                                                    VOTING AND   VOTING AND
                                                                    DISPOSITIVE  DISPOSITIVE  PERCENT
                         NAME                                         POWER        POWER      OF CLASS
-------------------------------------------------------             ----------   ----------   --------
HOLDERS, INCLUDING NOMINEES FOR
  ELECTION AS A DIRECTOR, OF MORE
  THAN 5% OF THE OUTSTANDING
  SHARES OF EITHER CLASS
  NOMINEES FOR ELECTION AS A DIRECTOR:
     Thomas L. Habig(c)(d).............................  Class A        64,438    1,200,288     17.3%
     1600 Royal Street                                   Class B        43,828    1,107,602      8.4%
     Jasper, Indiana 47549
     Douglas A. Habig(c)...............................  Class A       539,586    1,117,668     22.6%
     1600 Royal Street                                   Class B       176,439    1,088,130      9.2%
     Jasper, Indiana 47549
     John B. Habig(d)..................................  Class A       322,472    1,214,187     21.0%
     1600 Royal Street                                   Class B       122,860      335,306      3.3%
     Jasper, Indiana 47549
     James C. Thyen(c).................................  Class A        70,385         None       (e)
     1600 Royal Street                                   Class B       107,769      772,296      6.4%
     Jasper, Indiana 47549
  OTHERS:
     Arnold F. Habig(d)................................  Class A       487,332      678,504     15.9%
     1600 Royal Street                                   Class B       302,789       32,182      2.4%
     Jasper, Indiana 47549

                                                                     SHARES BENEFICIALLY OWNED(A)(B)
                                                                    ----------------------------------
                                                                       SOLE        SHARED
                                                                    VOTING AND   VOTING AND
                                                                    DISPOSITIVE  DISPOSITIVE  PERCENT
                         NAME                                         POWER        POWER      OF CLASS
-------------------------------------------------------             ----------   ----------   --------
     The Kimball International, Inc. Retirement Plan...  Class A          None         None       --
     c/o Springs Valley Bank & Trust Co. -- Trustee      Class B       772,296         None      5.6%
     1500 Main Street
     Jasper, Indiana 47546

     Patricia H. Snyder................................  Class A         1,796         None       (e)
     4011 Fairfax Road                                   Class B       805,908         None      5.9%
     Evansville, Indiana 47710

     Quest Advisory Corp(f)............................  Class A          None         None       --
     1414 Avenue of Americas                             Class B       902,790         None      6.6%
     New York, NY 10019

OTHER NOMINEES:
     Ronald J. Thyen(d)................................  Class A        67,487         None       (e)
                                                         Class B       106,563         None       (e)

     Leonard B. Marshall, Jr. .........................  Class A          None         None       --
                                                         Class B         5,000         None       (e)

     Dr. Jack R. Wentworth.............................  Class A          None         None       --
                                                         Class B           600         None       (e)

     John T. Thyen(d)..................................  Class A        85,305         None      1.2%
                                                         Class B        87,871         None       (e)

     Brian K. Habig(d).................................  Class A       134,813         None      1.8%
                                                         Class B        36,072         None       (e)

     Gary P. Critser...................................  Class A           950         None       (e)
                                                         Class B        33,996         None       (e)

     Christine M. (Tina) Vujovich......................  Class A          None         None       --
                                                         Class B           250         None       (e)

All Executive Officers and Directors as a Group
  (13 persons)(c)(d)...................................  Class A     1,792,408      761,124     34.9%
                                                         Class B     1,076,365      823,950     13.9%

---------------
(a) Includes shares owned by spouse and children living in the household of the individuals listed. Beneficial ownership is disclaimed as to such shares and as to all other shares over which the named person does not have full beneficial rights.

(b) Class A common stock is convertible at the option of the holder to Class B common stock on a share-for-share basis. Amounts are reported and percentages are calculated on an unconverted basis.

(c) Thomas L. Habig, Douglas A. Habig and James C. Thyen are among members of the Advisory Committee of the Company's Retirement Plan. The Plan owns 772,296 shares of Class B common stock. The Committee has the power to instruct the Trustee as to the voting and disposition of these shares. The shares held by the Plan are included in shares shown in the above table.

(d) Class B shares include the following shares, including stock appreciation rights, subject to acquisition by exercise of stock options within sixty days; Thomas L. Habig 5,500 shares; John B. Habig, Ronald J. Thyen, John T. Thyen, and Arnold F. Habig, 4,500 shares each; Brian K. Habig 1,500 shares; and all executive officers and directors as a group 25,000 shares. The percentage of Class B Share Owners by each person, or group, are determined by including in the number of Class B shares outstanding those Class B shares issuable to such person or group, assuming exercise of stock options within sixty days.

(e)  Totals are under one percent of the outstanding class of stock.

(f)  This information is derived from notification received by the Company on
     Schedule 13G and other communications. Information was received regarding Quest Advisory Corp. (Quest), Quest Management Company (QMC) and Mr. Charles M. Royce indicating Mr. Royce may be deemed to be a controlling person of Quest and QMC, and as such, may be deemed to beneficially own shares of Class B Common Stock.

                             ELECTION OF DIRECTORS

     At the annual meeting, eleven directors, constituting the entire Board of Directors of the Company, are to be elected to hold office until the next annual meeting of Share Owners, or until their successors are duly elected and qualified. Holders of shares of the Company's Class A common stock are entitled to elect ten directors, and holders of shares of the Company's Class B common stock are entitled to elect one director. Each nominee is now a director of the Company. If any such nominee shall be unable to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies. Management has no reason to believe that any such nominee will be unable to serve. The nominees are:

                       NOMINEES FOR ELECTION AS DIRECTORS
                       BY HOLDERS OF CLASS A COMMON STOCK

                                                                                        DIRECTOR
             NAME                               PRINCIPAL OCCUPATION                     SINCE
------------------------------   ---------------------------------------------------    --------
Thomas L. Habig(a)(c).........   Chairman of the Board of Directors of the Company;       1950
                                 age 67
Douglas A. Habig(a)...........   President and Chief Executive Officer of the             1973
                                 Company; also Director of NBD Indiana, Inc., a
                                 banking subsidiary of NBD Bank N.A.; age 48
James C. Thyen(b).............   Senior Executive Vice President, Chief Financial         1982
                                 and Administrative Officer and Treasurer of the
                                 Company; age 51
John B. Habig(a)..............   Senior Executive Vice President, Operations              1956
                                 Officer, Assistant Secretary of the Company; age 62
Ronald J. Thyen(b)............   Senior Executive Vice President, Operations Officer      1973
                                 of the Company; age 58
Dr. Jack R. Wentworth.........   Arthur M. Weimer Professor of Business                   1984
                                 Administration, Indiana University; former Dean of
                                 School of Business, Indiana University; also
                                 Director of Lone Star Industries and Market Facts,
                                 Inc.; age 67
Brian K. Habig(c).............   Vice President, Administration, Office Furniture of      1992
                                 the Company; age 38
John T. Thyen(b)..............   Senior Executive Vice President, Marketing and           1990
                                 Sales of the Company; age 57
Gary P. Critser...............   Senior Executive Vice President, Chief Accounting        1990
                                 Officer and Secretary of the Company; age 58
Christine M. (Tina)              Vice President of Product Planning and                   1994
  Vujovich....................   Environmental Management of Cummins Engine Co.,
                                 Inc.; age 43

                        NOMINEE FOR ELECTION AS DIRECTOR
                       BY HOLDERS OF CLASS B COMMON STOCK

                                                                                        DIRECTOR
             NAME                               PRINCIPAL OCCUPATION                     SINCE
------------------------------   ---------------------------------------------------    --------
Leonard B. Marshall, Jr.......   President of Marshall Holdings, Inc., a family           1975
                                 consulting and investment firm; former Chairman,
                                 President and Chief Executive Officer of Community
                                 Bank of Greater Peoria and Chairman, President and
                                 Chief Executive Officer of Jefferson Bank of Peoria
                                 and Jefferson Bancorp, Inc. (Bank holding company);
                                 age 63

---------------
(a) Thomas L. Habig, Douglas A. Habig and John B. Habig are brothers.

(b) Ronald J. Thyen, James C. Thyen and John T. Thyen are brothers.

(c) Brian K. Habig is the son of Thomas L. Habig.

     Each of the nominees who is currently a director of the Company has been employed for more than the past five years by the same employer in the capacity shown above, or some other executive capacity, except Leonard B. Marshall, Jr. and Dr. Jack R. Wentworth. Prior to January 1990, Mr. Marshall held senior executive positions with the Midwest Financial Group, Inc. From January 1990 through December 1992, Mr. Marshall was Chairman, President and Chief Executive Officer of Jefferson Bank of Peoria and Jefferson Bancorp, Inc. (a bank holding company). In October 1992, Jefferson Bancorp, Inc. became Bank One of Peoria (a subsidiary of Banc One Corporation, Columbus, Ohio), and Mr. Marshall resigned his positions during December 1992. In June 1993, Mr. Marshall accepted on an interim basis the position of Chairman, President and Chief Executive Officer of the Community Bank of Greater Peoria and retired from that position in November 1993. Mr. Marshall is presently President of Marshall Holdings, Inc., a family consulting and investment firm, and a director in other non-public companies. During June 1993, Dr. Wentworth retired from the position of Dean of School of Business, Indiana University, a position held since 1984. Dr. Wentworth is now the Arthur M. Weimer Professor of Business Administration, Indiana University. Ms. Vujovich has been an employee of Cummins Engine Co., Inc., of Columbus, Indiana, since 1978. Ms. Vujovich has held various management positions with Cummins since 1983. From 1985 to 1989, Ms. Vujovich was Vice President-Customer Engineering and was named to her current position of Vice President, Product Planning and Environmental Management in 1989.

          INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES

     Your Board has four standing Committees: the Executive Committee, the Audit Committee, the Compensation Committee and the Stock Option Committee. The Executive Committee currently consists of Thomas L. Habig, Douglas A. Habig, James C. Thyen, John B. Habig, Ronald J. Thyen, John T. Thyen and Gary P. Critser. The by-laws of the Company provide, except to the extent limited by Indiana law, that the Executive Committee may exercise during the intervals between the meetings of the Board all powers of the Board of Directors with reference to the conduct of the business of the Company. At the Board of Directors meetings, all actions of the Executive Committee are reaffirmed. During the fiscal year this Committee met one time. The Board of Directors met six times during fiscal year 1995.

     The Audit Committee consists of three members of the Board: Leonard B. Marshall, Jr. (Chairperson), Dr. Jack R. Wentworth and Christine M. Vujovich, who are not salaried employees of the Company and who are, in the opinion of the Board of Directors, free from any relationship that would interfere with the exercise of independent judgment as a Committee member. The Committee, which met four times during the 1995 fiscal year, annually recommends to the Board of Directors the appointment of a firm of independent auditors and reviews with the independent auditors and approves the plan and scope of their audit for each year. The Committee also reviews with the independent auditors the adequacy of internal accounting and financial controls and reviews directly with the Company's Audit and Management Services Department the activities of the department and the results of their internal control reviews and tests. The Committee receives periodic written reports directly from the Company's Audit and Management Services Department between meeting dates. In addition, the Committee reviews and approves fees paid to the independent auditors for both audit and non-audit services.

     The members of the Compensation Committee are: Douglas A. Habig (Chairperson), Leonard B. Marshall, Jr., Dr. Jack R. Wentworth, James C. Thyen and Gary P. Critser. The Committee's responsibilities consist of making all determinations with respect to the compensation of the Chief Executive Officer and to establish and maintain general compensation policies with respect to all other executive officers of the Company. Members of the Committee also serve as the Stock Option Committee of the Company's 1987 Stock Incentive Program. The Compensation Committee and the Stock Option Committee both met twice during fiscal year 1995.

     All directors receive compensation of $16,000 per year. Directors who are not Company employees receive an additional $2,000 for each meeting attended. Directors who are Company employees receive an additional $1,500 for each meeting attended. The Chairperson of the Board of Directors Audit Committee receives $3,500 per meeting, and other Audit Committee members receive $2,500 per meeting. Members of the Board of Directors Compensation Committee who are not Company employees receive $1,000 per meeting. Members of the Executive Committee and the Stock Option Committee receive no additional compensation.

     All directors during fiscal year 1995 attended in excess of 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which the directors served.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows, for the periods indicated, the aggregate cash compensation, including incentive compensation, paid by the Company to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company during the years ended June 30, 1995, 1994 and 1993:

SUMMARY COMPENSATION TABLE

                                                                                LONG TERM
                                            ANNUAL COMPENSATION               COMPENSATION
                                  ----------------------------------------   ---------------
                                                              OTHER ANNUAL     SECURITIES       ALL OTHER
                                          SALARY     BONUS    COMPENSATION     UNDERLYING      COMPENSATION
   NAME AND PRINCIPAL POSITION    YEAR     ($)        ($)        ($)(1)      OPTIONS/SAR (#)      ($)(2)
--------------------------------- ----   --------   --------  ------------   ---------------   ------------
Douglas A. Habig................. 1995   $247,800   $243,503    $ 34,965          6,000(3)       $ 24,645
  President and Chief             1994    232,200    195,133      29,841          5,500(3)         13,649
  Executive Officer               1993    216,600    151,585      22,542             --            12,024
Thomas L. Habig.................. 1995   $227,600   $211,585    $ 38,434          6,000          $ 25,850
  Chairman of the Board           1994    217,800    167,501      34,642          5,500            13,649
                                  1993    212,600    130,105      27,480             --            12,024
James C. Thyen................... 1995   $211,400   $199,726    $ 38,415          5,000(3)       $ 21,507
  Senior Executive                1994    195,800    153,774      29,055          4,500(3)         13,649
  Vice President,                 1993    179,900    116,563      24,380             --            12,024
  Chief Financial and
  Administrative Officer,
  Treasurer
John B. Habig.................... 1995   $198,700   $179,534    $ 44,021          5,000          $ 21,081
  Senior Executive                1994    185,700    140,488      37,551          4,500            13,649
  Vice President,                 1993    172,400    105,231      27,914             --            12,024
  Operations Officer,
  Assistant Secretary
John T. Thyen.................... 1995   $198,700   $177,233    $ 33,804          5,000          $ 20,245
  Senior Executive                1994    185,700    138,421      32,074          4,500            13,649
  Vice President,                 1993    172,400    103,788      23,969             --            12,024
  Marketing and Sales

---------------
(1) Includes director fees, executive tax assistance program, and along with other officers and certain employees, supplemental group medical and life insurance, and automotive allowances.

(2) For 1995 includes on behalf of the named individuals All Other Compensation as follows:

                                                            COMPANY PAYMENTS
                                                           TO RETIREMENT AND        SPLIT-DOLLAR
                                                         SUPPLEMENTAL EXECUTIVE    LIFE INSURANCE
                                                            RETIREMENT PLANS       PREMIUM VALUE
                                                         ----------------------    --------------
        Thomas L. Habig...............................          $ 22,654               $1,991
        Douglas A. Habig..............................          $ 25,208               $  642
        James C. Thyen................................          $ 20,848               $  659
        John B. Habig.................................          $ 19,668               $1,413
        John T. Thyen.................................          $ 19,350               $  895

     Payments in 1994 and 1993 on behalf of the named individuals are to the Company Retirement Plan.

(3) Each of the persons indicated was granted a stock ownership equivalent award payable solely in cash five years after date of grant in an amount equal to the appreciation, if any, in the fair market value of the number of shares of Class B common stock of the Company, indicated above, from date of grant to five years after date of grant, subject to earlier payout if the individual dies, becomes totally disabled or retires at age 62 or later.

CASH BONUS PLANS

     Your Company has a Profit Sharing Bonus Plan for all eligible salaried employees in which the executive officers participate. Salaries are paid for individual value-added efforts. By contrast, profit sharing bonuses are paid based directly upon the Company's financial success and will vary with the level of that success. The amount of bonus earned is based upon a predetermined Return on Assets (ROA) target of a business unit, group of units or the Company. ROA is benchmarked against the ROAs reported in the annual Fortune 500 listing of the largest U.S. corporations. The plan is structured allowing for a greater portion of the total cash compensation at risk commensurate with the individual's level of responsibility. The plan is also designed to pay bonus earned as an increasing percent of salary the higher the ROA achieved. Once a minimum threshold of ROA is attained, eligible employees may earn bonuses from 4% to 100% of salary, while officers, including executive officers, may earn a bonus from 20% to 100% of salary. The plan is structured whereby business unit and group managers may earn a higher bonus as a percent of salary than officers, including executive officers. Because no single incentive plan is perfect and special situations occur where an individual achievement may not be adequately recognized by the Profit Sharing Bonus Plan, there is a supplemental bonus plan, reviewed and approved on an annual basis by the Board of Directors, where a maximum of 1 1/2% of the Company's overall annual income (before federal income taxes and bonuses to be paid pursuant to the Company's Profit Sharing Bonus
Plan) may be designated as supplemental bonuses to those eligible participants at the discretion of the Chairman of the Board, and President and Chief Executive Officer. However, any award to the Chief Executive Officer under this supplemental bonus plan must be approved and awarded by the Board of Directors Compensation Committee.

     Under the Company's bonus plans, with certain exceptions, bonuses are accrued annually and paid in five installments over a twelve-month period in the next succeeding fiscal year. Except for provisions relating to retirement, individuals must be actively employed on each payment date to receive the bonus.

RETIREMENT PLANS

     The Company maintains a defined contribution retirement plan with a 401(K) provision for all eligible domestic employees. The plan provides for voluntary employee contributions as well as a discretionary annual Company contribution as determined by the Board of Directors based on income of the Company as defined in the plan. Each eligible employee's Company contribution is defined as a percent of eligible compensation, the percent being identical for all eligible employees, including executive officers. Participant accounts are fully vested after seven years of participation. All executive officers were fully vested at June 30, 1995. The Retirement Trust account is fully funded and fully vested. For those eligible employees, who, under the 1986 Tax Reform Act, are deemed to be highly compensated, their individual Company contribution under the retirement plan is reduced. For employees who are eligible, there is a non-qualified, unfunded Supplemental Executive Retirement Plan (SERP) in which the Company contributes to the account of each individual an amount equal to the reduction in the contribution under the defined contribution retirement plan arising from the provisions of the 1986 Tax Reform Act.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                   INDIVIDUAL GRANTS IN 1995
                       -------------------------------------------------            POTENTIAL REALIZED
                                     % OF TOTAL                                      VALUE AT ASSUMED
                        NUMBER OF    OPTIONS/SAR   EXERCISE                       ANNUAL RATES OF STOCK
                       SECURITIES    GRANTED TO       OR                          PRICE APPRECIATION FOR
                       UNDERLYING     EMPLOYEES     STRIKE                     THE 5-YR OPTION/SAR TERM(1)
                       OPTIONS/SAR    IN FISCAL     PRICE     EXPIRATION   ------------------------------------
         NAME          GRANTED (#)      YEAR         ($)         DATE      0% ($)      5% ($)        10% ($)
---------------------- -----------   -----------   --------   ----------   ------   ------------   ------------
Thomas L. Habig.......     6,000         3.2%       $24.44      8/24/99       0          $40,500        $89,520
Douglas A. Habig......     6,000(3)      3.2%       $24.44      8/24/99       0          $40,500        $89,520
John B. Habig.........     5,000         2.7%       $24.44      8/24/99       0          $33,750        $74,600
James C. Thyen........     5,000(3)      2.7%       $24.44      8/24/99       0          $33,750        $74,600
John T. Thyen.........     5,000         2.7%       $24.44      8/24/99       0          $33,750        $74,600
All Optionees.........   187,500         100%       $24.44      8/24/99       0       $1,265,625     $2,797,500
All Share Owners(2)...       N/A          N/A          N/A          N/A       0     $141,739,000   $313,295,000
All Optionees'
  potential gain as a
  percent of all Share
  Owner gain..........                                                                       0.9%           0.9%

---------------
(1) Potential realizable values are based upon assumed rates of appreciation prescribed by the Securities and Exchange Commission. Under these rules it is assumed the Company's Class B common stock will appreciate in value from the date of grant to the end of the award term (5 years from date of grant) at annualized rates of 5% and 10%. The 5% and 10% rates prescribed by the Securities and Exchange Commission are not intended to forecast possible future appreciation of the Company's stock.

(2) The amounts shown represent a hypothetical return to all holders of the Company's common stock, assuming that all Share Owners purchased their shares at a per share purchase price of $24.44, the exercise price for all options granted during the period, and that all Share Owners hold the shares continuously for a 5-year period. The amounts were computed based upon 20,998,339 shares outstanding at June 30, 1995. The computed increase in market value to common stock Share Owners is shown for comparative purposes only. It is not a prediction of future stock appreciation.

(3) Securities shown are stock ownership equivalents.

     Your Company's 1987 Stock Incentive Program (1987 Plan) was approved by Share Owners at the October 1987 Annual Meeting. The 1987 Plan permits a variety of benefits consisting of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards and Performance Shares. All Incentive Stock and Non-Qualified Stock Options were granted at 100% of fair market value on date of grant. Options become exercisable two years from date of grant and expire five years from date of grant. The options have certain provisions relating to termination of employment by reason of disability or retirement and provisions regarding death of the option's holder. Under certain circumstances, the options may be forfeited.

     Options issued during 1995 include 139,500 shares of Incentive Stock Options, 32,000 shares of Non-Qualified Stock Options with Stock Appreciation Rights and 16,000 shares of stock ownership equivalent awards. Shares issued to Thomas L. Habig, John B. Habig and John T. Thyen are Non-Qualified Stock Options with Stock Appreciation Rights. Shares issued to Douglas A. Habig and James C. Thyen are stock ownership equivalent awards. As members of the Stock Option Committee, these two individuals are not eligible to participate in the 1987 Stock Incentive Plan. Provisions of the stock ownership equivalent awards are described elsewhere in this Proxy Statement.

     Stock options and stock ownership equivalent awards only produce value to executives if the price of your Company stock appreciates, thereby increasing the link of interest of executives with those of Share Owners.

                  OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information with respect to the named officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of this fiscal year:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                             NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS AT
                            SHARES                        OPTIONS AT YEAR END 1995(#)          YEAR END 1995 ($)(1)
                         ACQUIRED ON        VALUE        -----------------------------     ----------------------------
         NAME            EXERCISE (#)    REALIZED ($)    EXERCISABLE     UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
----------------------   ------------    ------------    -----------     -------------     -----------    -------------
Thomas L. Habig.......       None            None            None            11,500            None          $16,860
Douglas A. Habig......       None            None            None            11,500(2)         None          $16,860
John B. Habig.........       None            None            None             9,500            None          $14,050
James C. Thyen........       None            None            None             9,500(2)         None          $14,050
John T. Thyen.........       None            None            None             9,500            None          $14,050

---------------
(1) Based on the NASDAQ quoted closing price as published in the Wall Street Journal for the last business day of the fiscal year ($27.25 per share).

(2) Securities shown are stock ownership equivalents.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW

     Your Company applies a consistent philosophy to compensation for all employees, including senior management. The goal of the Compensation Program is to align compensation with business objectives and performance as a key link in the achievement of the Company's Mission. The Committee's responsibility as delegated by the Board of Directors is to establish the general compensation policies with respect to the Company's executive officers and to make all determinations with respect to the compensation of the Company's Chief Executive Officer. The members of the Committee are also members of the Stock Option Committee of the Company's 1987 Stock Incentive Program.

COMPENSATION PHILOSOPHY

     Since its founding, Kimball International has linked all employees' compensation to the financial success of the Company. Through the use of incentives, including commissions, profit sharing bonuses, a defined contribution retirement plan funded in part through a percentage share of corporate profits, retirement plan trust investments in Company stock, and a stock option plan, all employees are linked in a common interest with Share Owners in the Company's short and long-term performance. Total compensation is viewed as more than cash payments and unrelated pieces. The total compensation package is planned and managed to keep various elements of compensation in balance to help maintain the link of a common interest with Share Owners.

     This basic philosophy is acknowledged in your Company's Mission and Guiding Principles communicated to all employees which state in part:

          "Profits are the ultimate measure of how efficiently and effectively we serve our customers and are the only true source of long-term job security. Profitability and financial resources give us the freedom to shape our future and achieve our vision."

        and

          "We want employees to share in their Company's success, both financially and through personal growth and fulfillment."

     Our philosophies are translated into practice through specific compensation plans. In this regard, every Kimball International employee has a portion of his or her compensation linked to Company performance.

          Most production employees are paid incentives based upon units of production. Compensation rises and falls with success in improving productivity and production processes. Holiday and vacation compensation is tied directly to incentive compensation.

          Field sales personnel compensation includes commissions related to sales. Compensation rises and falls with success in making sales.

          Salaried employees at all levels participate in a common Profit Sharing Bonus Plan. Basing goals on external benchmarks assures a consistent focus of providing excellent returns on the investments of our Share Owners. Further, the plan places a proportionately higher share of compensation at risk at each level of management.

          Key management personnel participate in the 1987 Stock Incentive Program, strengthening the link to a common interest with Share Owners.

          The Retirement Plan for all employees is funded in part through Company contributions directly related to Company profitability. In addition, all employees who are eligible to participate in the plan are indirectly Share Owners through the 772,296 shares of Company stock held in the Retirement Trust.

     Combining the Cash Bonus and Stock Option Plans, a total of approximately 100 managers, including senior management, have in excess of 50% of their total potential compensation tied to Company performance related to profitability and Share Owners' returns.

     The Committee believes that your Company's historical and ongoing strategy of strongly linking a significant portion of compensation of all employees to Company financial performance is a competitive advantage and serves the interests of Share Owners by enabling employees to share in Company risk and success. It is the Committee's intent to continue this strategy, refining programs consistent with changing business needs, to assure a continuing commitment to financial success.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

     In the context of historical practice, the annual salary of the CEO is based upon numerous subjective factors, including responsibility level, overall conduct of corporate affairs and leadership in progress towards achieving strategic objectives. The Committee does not target any specific quartile of public survey data for any component of the CEO's total compensation, nor utilize any specific target or formula. While the Committee does review compensation of CEO's of other manufacturing companies of similar size in sales, there is no special attempt to set Mr. Habig's compensation in any particular relationship to the comparative data. In consultation with Thomas L. Habig, Chairman of the Board (and with the CEO absent from this portion of the meeting and not voting), the Committee, based on factors discussed above, unanimously increased Douglas A. Habig's salary during August 1995 from an annualized base of $234,000 to $249,600.

     Under your Company's Profit Sharing Bonus Plan described elsewhere in this Proxy Statement, the CEO's bonus for 1995 amounted to 59% of 1995 salary, while under this plan the percent earned was 53% and 37% in 1994 and 1993 respectively. Under the Supplemental Bonus Plan also described elsewhere herein, for 1995 the Committee, in consultation with Thomas L. Habig, Chairman of the Board (with the CEO absent from this portion of the meeting and not voting), unanimously awarded Douglas A. Habig a bonus of $95,000. Under this plan, Mr. Habig was awarded $70,000 both in 1994 and 1993 respectively. These awards were based upon the Committee's subjective evaluations of Mr. Habig's job performance and leadership in the planning and implementation of the Company's strategic objectives which are both short and long term in nature. Consideration was also given to the increase in net income and related return on assets in the 1995 fiscal year.

     As described elsewhere within this Proxy Statement, during your Company's 1995 fiscal year, the Stock Option Committee of the 1987 Incentive Stock Plan granted options to key executives. Because Mr. Habig is a member of the Stock Option Committee, thus not eligible to participate in the Stock Option Plan, the

Committee unanimously awarded Mr. Habig 6,000 shares in the form of stock ownership equivalents as described elsewhere in this Proxy Statement. The Stock Ownership Equivalents Award issued to Mr. Habig was made in coordination with stock options issued to other key executives. Options issued to the key executives by the Stock Option Committee were based on level of individual responsibility. Thus, taking into consideration the cash bonus which can be earned under the Company's Profit Sharing and Supplemental Bonus Plans and stock options or stock ownership equivalents, over one-half of the total potential compensation of the CEO, as well as the other four named executive officers, are tied directly into performance related to profitability and your Company's stock price.

OTHER

     The Committee has also considered the potential effect of the Revenue Reconciliation Act of 1993 on executive compensation. The Committee believes that in the foreseeable future, none of the Company's officers covered under the new law will have annual compensation in excess of $1 million. Thus, all compensation will be deductible for tax purposes. The Committee will continue to monitor your Company's compensation program in relation to the Act.

     During 1995, the Committee thought it was in the best interests of the Company and agreed to the grant of additional life insurance, with Board of Directors approval, to Mr. Habig and other senior executives through a split-dollar life insurance program. In part, the program enables senior executives to maintain their significant shareholdings of your Company stock, helping to maintain the strong link with other Share Owners. The deemed current dollar benefit of this insurance program is in the compensation tables included elsewhere in this report. Under the agreement, your Company will be fully reimbursed for all premiums paid upon termination of the individual policies.

     While your Company has no policy on stock ownership of key management employees, the Committee is cognizant of the significant amount of shares of your Company stock owned by the CEO and the other four reporting executive officers, providing a strong link with the common interest of Share Owners and the Company's long term success.

     The Committee, in its June 1995 meeting, unanimously approved the profit targets under the Company's 1996 Profit Sharing Bonus Plan.

COMPENSATION COMMITTEE

               Douglas A. Habig (Chairperson)             James C. Thyen
               Leonard B. Marshall, Jr.                   Dr. Jack R. Wentworth
               Gary P. Critser

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Douglas A. Habig is President and Chief Executive Officer of the Company and a brother of Thomas L. Habig, Chairman of the Board, and John B. Habig, Senior Executive Vice President and Assistant Secretary of the Company. James C. Thyen, Senior Executive Vice President, Chief Financial and Administrative Officer and Treasurer, is a brother of John T. Thyen and Ronald J. Thyen, Senior Executive Vice Presidents of the Company. Gary P. Critser is a Senior Executive Vice President, Chief Accounting Officer and Secretary of the Company. Leonard
B. Marshall, Jr. and Dr. Jack R. Wentworth are directors of the Company and are not employees.

     Certain executive officers and directors of the Company, including Messrs. Habig, Thyen and Critser, as a group, own beneficially (including shares held by spouses and minor children of which beneficial ownership is disclaimed) 19.9% of the outstanding shares of SVB&T Corp., the holding company of Springs Valley Bank and Trust Co., French Lick and Jasper, Indiana ("the Bank"). In addition, the Company's Retirement Trust owns beneficially 19.4% of the outstanding stock of the holding company. The Bank is a principal depository of the Company. It also serves and receives fees as trustee and administrator of various Company employee benefit programs. The Company believes that the terms of the above-described transactions with the Bank are as favorable as available from other sources.

                               PERFORMANCE GRAPH

     The graph below compares the cumulative total return to Share Owners on the common stock of the Company from June 29, 1990, through June 30, 1995, to the cumulative total return of the S&P Midcap 400 Index and the NASDAQ U.S. Composite Index for the same period of time. The Company does not believe that any other published industry or line-of-business index adequately represents the current operations of the Company or that it can identify a peer group that merits comparison. The graph assumes $100 is invested in your Company stock and each of the two indexes at the closing market quotations on June 29, 1990, and that dividends are reinvested. The performances shown on the graph are not necessarily indicative of future price performance.

                                  Kimball                          NASDAQ U.S.
      Measurement Period       International,       S&P Midcap      Composite
    (Fiscal Year Covered)           Inc.            400 Index        Index
1990                                     100.0           100.0           100.0
1991                                      96.7           112.8           105.9
1992                                     110.0           133.8           127.3
1993                                     139.3           164.1           160.0
1994                                     114.0           164.0           161.6
1995                                     138.3           200.7           215.3

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP, independent certified public accountants, examined the Company's financial statements for the year ended June 30, 1995, and also for the prior fifteen fiscal years. Representatives of Arthur Andersen LLP will be present at the annual meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions. Arthur Andersen LLP has been selected as the Company's independent auditors for the 1996 fiscal year.

                                          By Order of the Board of Directors

                                            GARY P. CRITSER, Secretary

September 12, 1995

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS                                                                       PROXY
                                                                                                             (For Class A Stock)

                                                    KIMBALL INTERNATIONAL, INC.


I appoint Thomas L. Habig, James C. Thyen, and Douglas A. Habig, and each of them, each with full power of substitution, as
Proxies to vote all shares of CLASS A COMMON STOCK of Kimball International, Inc. standing in my name on its books at the close of business on August 23, 1995, at the annual meeting of its share owners to be held at the principal offices of the Company located at
1600 Royal Street, Jasper, Indiana, at 9:30 A.M., Eastern Standard Time, on Tuesday, October 24, 1995, and at any adjournments thereof, with respect to the following matters:

This Proxy when properly executed will be voted in the manner directed by the undersigned share owner.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. PLEASE MARK BOX /X/

1. ELECTION OF DIRECTORS         / / FOR all nominees listed    / / WITHHOLD AUTHORITY
                                     below (except as marked        to vote for all the nominees
                                     to the contrary below)         listed below

Thomas L. Habig, Douglas A. Habig, James C. Thyen, John B. Habig, Ronald J. Thyen,
Christine M. "Tina" Vujovich, Dr. Jack R. Wentworth, Brian K. Habig, John T. Thyen, Gary P. Critser

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

                                             -----------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                               (PLEASE DATE AND SIGN BELOW.)

THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR
THE ANNUAL MEETING.


                                                                                  Date:                                , 1995.
                                                                                        -------------------------------

                                                                                  --------------------------------------------
                                                                                                  (Signature)

                                                                                  --------------------------------------------
                                                                                                  (Signature)


                                                                                  (If the stock is registered in the name of
                                                                                  more than one person the Proxy should
                                                                                  be signed by all named owners. If signing
                                                                                  as attorney, executor, administrator,
                                                                                  trustee, guardian, corporate official,
                                                                                  etc., please give full title as such.)

This Proxy when properly executed will be voted in the manner directed by the undersigned share owner. If no direction is made, this Proxy will be voted for Proposal 1. Please mark box / / or /X/

1. Election of Director                      Leonard B. Marshall, Jr.

   For                         WITHHOLD
the nominee                    AUTHORITY
  listed                    to vote for the
                            nominee listed
   / /                            / /


2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                                                THE UNDERSIGNED HEREBY REVOKES ANY PROXY
                                                                                HERETOFORE GIVEN AND ACKNOWLEDGES RECEIPT
                                                                                OF THE NOTICE AND PROXY STATEMENT FOR
                                                                                THE ANNUAL MEETING.

                                                                                (If the stock is registered in the name of
                                                                                more than one person the Proxy should be
                                                                                signed by all named owners. If signing as
                                                                                attorney, executor, administrator, trustee,
                                                                                guardian, corporate official, etc., please
                                                                                give full title as such.)


                                                                                Date:                                 , 1995
                                                                                      --------------------------------

                                                                                --------------------------------------------
                                                                                                (Signature)

                                                                               --------------------------------------------
                                                                                                (Signature)

"PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"
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



                                                    KIMBALL INTERNATIONAL, INC.

                                                               PROXY
                                                        (FOR CLASS B STOCK)

                                           SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I appoint Thomas L. Habig, James C. Thyen, and Douglas A. Habig, or any one or more of them, each with full power of substitution, as Proxies to vote all shares of CLASS B COMMON STOCK of Kimball International, Inc. standing in my name on its books at the close of business on August 23, 1995, at the annual meeting of its share owners to be held at the principal offices of the Company located at 1600 Royal Street, Jasper, Indiana, at 9:30 A.M., Eastern Standard Time, on Tuesday, October 24, 1995, and at any
adjournments thereof, with respect to the following matters:

                                              (Please date and sign on reverse side)



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